Exhibit 10.2

GUARANTY AGREEMENT

Dated as of September 29, 2006

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce GE Capital Public Finance, Inc., a Delaware corporation (herein, with its participants, successors and assigns, “Lender”), at its option, to provide financing to or for the account of Maui Pineapple Company, Ltd. (“Borrower”) or to engage in any other transactions with Borrower, the undersigned hereby: (a) absolutely and unconditionally guarantees to Lender the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise in accordance with the terms of the Master Security Agreement (as defined below) and the Promissory Note (as defined below), of any and all present and future debts, liabilities and obligations owed by Borrower to Lender evidenced by or arising out of the Master Security Agreement and Collateral Schedule No. 1 thereto, both dated as of September 29, 2006 (the “Master Security Agreement”) between Lender and Borrower and the Promissory Note dated September 29, 2006 executed by Borrower and payable to the order of Lender, and any and all extensions, renewals, modifications, supplements or amendments thereto or thereof and any related agreements (the “Indebtedness”), and (b) absolutely and unconditionally guarantees to Lender the full and timely performance by Borrower of all of its obligations under the Master Security Agreement and the Promissory Note.

1.             No act or thing need occur to establish the liability of the undersigned hereunder, and no act or thing, except full payment and discharge of all Indebtedness, shall in any way exonerate the undersigned hereunder or modify, reduce, limit or release the liability of the undersigned hereunder.  This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness.  The dissolution or adjudication of bankruptcy of the undersigned shall not revoke this Guaranty Agreement (this “Agreement”).

2.             The undersigned represents and warrants to Lender that (a) the undersigned has a direct and substantial economic interest in Borrower and expects to derive substantial benefits therefrom and from any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events resulting in the creation of Indebtedness guaranteed hereby (this Agreement shall be effective and enforceable by Lender without regard to the receipt, nature or value of any such benefits); (b) the undersigned executed this Agreement without any intent to hinder, delay, or defraud any current or future creditor of the undersigned; (c) the undersigned is not insolvent and will not become insolvent as a result of the execution of this Agreement; (d) the undersigned is not engaged and is not about to engage in any business or transaction for which any property remaining with the undersigned has an unreasonably small capital or for which the remaining assets of the undersigned were unreasonably small in relation to the business of the undersigned or the transaction contemplated by this Agreement; (e) the undersigned does not intend to incur, and does not believe or reasonably should not believe that the undersigned will incur, debts beyond the undersigned’s ability to pay such debts as they become due; (f) the undersigned is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii (the “State”), has power to enter into this

Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement; (g) the undersigned is in good standing and is duly licensed or qualified to transact business in the State and, except in each case to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect (as defined below), in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary; (h) the undersigned has been fully authorized to execute and deliver this Agreement under the terms and provisions of the resolutions of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Agreement and this Agreement has been duly authorized, executed and delivered; (i) the officer of the undersigned executing this Agreement and any related documents has been duly authorized to execute and deliver this Agreement and such related documents under the terms and provisions of a resolution of the undersigned’s directors; (j) this Agreement constitutes a valid and legally binding obligation of the undersigned enforceable against the undersigned in accordance with its respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (k) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of the undersigned or of any material agreement or instrument to which the undersigned is now a party and does not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of the undersigned contrary to the terms of any instrument or agreement to which the undersigned is a party or by which it is bound.  “Material Adverse Effect” means a material adverse effect or change on (a) the business, assets, operations, properties or condition (financial or otherwise) of the undersigned, (b) the ability of the undersigned to perform or pay its obligations hereunder or on any other material obligation in accordance with the terms thereof, or (c) the validity or enforceability of this Agreement or the rights and remedies available to Lender hereunder.

3.             If the undersigned shall be or become bankrupt or insolvent (however defined), then Lender shall have the right to declare immediately due and payable, and the undersigned shall forthwith pay to Lender, the full amount of all Indebtedness whether due and payable or unmatured. If the undersigned voluntarily commences or there is commenced involuntarily against the undersigned a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

4.             The undersigned shall not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to the undersigned as to any Indebtedness, or against any person liable therefor, or as to any collateral security therefor.

5.             The undersigned shall pay or reimburse Lender for all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Lender in connection with the protection, defense or enforcement of this Agreement in any litigation or bankruptcy or insolvency proceedings.

6.             Lender shall not be obligated by reason of its acceptance of this Agreement to engage in any transactions with or for Borrower.  Whether or not any existing relationship between the undersigned and Borrower has been changed or ended, Lender may enter into transactions resulting in the creation or continuance of Indebtedness and may otherwise agree, consent to, or suffer the creation or continuance of any Indebtedness, without any consent or approval by the undersigned and without any prior or subsequent notice to the undersigned.  The liability of the undersigned shall not be affected or impaired by any of the following acts or things (which Lender is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Agreement, without consent or approval by or notice to the undersigned): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Indebtedness; (b) one or more extensions or renewals of Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Indebtedness; (c) any waiver or indulgence granted to Borrower, any delay or lack of diligence in the enforcement of Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, Borrower or any other guarantor or other person liable in respect of any Indebtedness; (e) any release, surrender, cancellation or other discharge of any evidence of Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (f) any failure to obtain collateral security (including rights of setoff) for Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (g) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (h) any assignment, pledge or other transfer of any Indebtedness or any evidence thereof; (i) any manner, order or method of application of any payments or credits upon Indebtedness; (j) any election by Lender under Section 1111(b) of the United States Bankruptcy Code.  The undersigned waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor.

7.             The undersigned waives any and all defenses, claims, setoffs, and discharges of Borrower, or any other obligor, pertaining to Indebtedness, except the defense of discharge by payment in full.  Without limiting the generality of the foregoing, the undersigned shall not assert, plead or enforce against Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or any other person liable in respect of any Indebtedness, or any setoff available against Lender to Borrower or any other such person, whether or not on account of a related transaction.  The undersigned expressly agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.  The liability of the undersigned shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting Borrower or any of their respective assets.  The undersigned shall not assert, plead or enforce against Lender any claim, defense or setoff available to the undersigned against Borrower.

8.             The undersigned waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Indebtedness.  Lender shall not be required first to resort for payment of the Indebtedness to Borrower or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for Indebtedness, before enforcing this Agreement.

9.             If any payment applied by Lender to Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Agreement be deemed to have continued in existence, notwithstanding such application, and this Agreement shall be enforceable as to such Indebtedness as fully as if such application had never been made.

10.           The liability of the undersigned under this Agreement is in addition to and shall be cumulative with all other liabilities of the undersigned to Lender as guarantor, surety, endorser, accommodation co-obligor or otherwise of any Indebtedness or obligation of Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

11.           The undersigned will deliver, or cause to be delivered, to Lender each of the following, which shall be in form and detail acceptable to Lender:

(a)           as soon as available, and in any event within 120 days after the end of each fiscal year of the undersigned, audited consolidated financial statements of the undersigned with the unqualified opinion of independent certified public accountants selected by the undersigned and reasonably acceptable to Lender, which annual consolidated financial statements shall include the consolidated balance sheet of the undersigned as at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows of the undersigned for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles under the United States as established by the Financial Accounting Standards Board applied on a consistent basis (“GAAP”), together with a certificate of the chief financial officer of the undersigned in the form of Exhibit A hereto stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any default or event of default under the Master Security Agreement and, if so, stating in reasonable detail the facts with respect thereto and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the undersigned is in compliance with the requirements set forth in Sections 13 through 15 hereof; and

(b)           as soon as available and in any event within 90 days after the end of each fiscal quarter of the undersigned, an unaudited/internal consolidated balance sheet and statements of income and retained earnings of the undersigned as at the end of and for such quarter and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP and certified by the chief financial officer of the undersigned, subject to year-end audit adjustments; and accompanied by a certificate of that officer in the form of Exhibit A hereto stating (i) that such financial statements have been prepared in accordance with GAAP, (ii) whether or not such officer has knowledge of the occurrence of any default or event of default under the Master Security Agreement not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the undersigned is in compliance with the requirements set forth in Sections 13 through 15 hereof.

12.           For the purposes of Sections 13 through 15, the following capitalized terms shall have the following meanings:

“Consolidated Cash Flow Available for Debt Service” means, with respect to the applicable period of determination, for the undersigned and its Subsidiaries on a consolidated basis, the sum of income, interest expense, depreciation, amortization and other non-cash charges.

“Consolidated Debt Service” means, with respect to the applicable period of determination, for the undersigned and its Subsidiaries on a consolidated basis the aggregate of (a) interest expense, (b) current maturities of long term debt during the period of determination, (c) the current portion of capital leases that are due during the period of determination and (d) distributions and dividends to stockholders.

“Consolidated Funded Debt” shall mean, as at any date of determination, for the undersigned and its Subsidiaries on a consolidated basis, all indebtedness for borrowed money evidenced notes, bonds, debentures, or similar evidences of indebtedness, and which by its term matures more than one year from, or is directly or indirectly renewable or extendible at such person’s option under a revolving credit or similar agreement obligating the lender or lenders thereunder to extend credit over a period of more than one year from the date of creation thereof, and specifically including (i) capital lease obligations, (ii) current maturities of long-term debt, and (iii) revolving credit and short-term debt extendible beyond one year at the option of the debtor.

“Consolidated Net Income” shall mean, for any period, on a consolidated basis, the net income, if any, of the undersigned and its Subsidiaries, determined in accordance with GAAP.

“Consolidated Net Worth” shall mean, as at any date of determination, on a consolidated basis, the gross book value of the assets of the undersigned, minus the sum of (a) all reserves applicable thereto, and (b) all liabilities of the undersigned (including subordinated liabilities).

“Consolidated Total Capitalization” shall mean, as at any date of determination, the sum of (a) Consolidated Funded Debt, plus (b) Consolidated Net Worth.

“Fixed Charge Coverage Ratio” means the ratio of (a) the undersigned’s Consolidated Cash Flow Available for Debt Service to (b) the undersigned’s Consolidated Debt Service.

“Subsidiaries” means any corporation, partnership, limited liability company, joint venture or any other legal entity that in accordance with GAAP would be properly consolidated on the books of the undersigned.

13.           The undersigned shall maintain at all times its Consolidated Net Worth at not less than $85,000,000.

14.           The undersigned shall not permit Consolidated Funded Debt to exceed 55% of Consolidated Total Capitalization.

15.           Borrower shall have a Fixed Charge Coverage Ratio of at least 1.50 to 1.00 at the end of each fiscal year of the undersigned.

16.           The undersigned will not sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets (whether in one transaction or in a series of transactions) except to Borrower.

17.           (a)  The undersigned will not consolidate with or merge into any person, unless such merger or consolidation is only between Borrower and the undersigned.

(b)           The undersigned will not permit any other person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person, unless (i) immediately upon the consummation of such merger, consolidation or acquisition, the undersigned shall be in compliance with the financial covenants set forth in Sections 12 through 14 hereof and (ii) no default or event of default hereunder or under the Master Security Agreement would result from such merger or consolidation.

18.           This Agreement shall be effective upon delivery to Lender, without further act, condition or acceptance by Lender, shall be binding upon the undersigned and the successors and assigns of the undersigned and shall inure to the benefit of Lender and its participants, successors and assigns.  Any invalidity or unenforceability of any provision or application of this Agreement shall not affect other lawful provisions and application hereof, and to this end the provisions of this Agreement are declared to be severable.  This Agreement may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the undersigned and Lender.  This Agreement shall be governed by the laws of the State of Hawaii.  The undersigned waives notice of Lender’s acceptance hereof and, to the extent permitted by law, waives the right to trial by jury in any action based on or pertaining to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, this Guaranty Agreement has been executed by the undersigned as of the day and year first above written.

MAUI LAND & PINEAPPLE COMPANY, INC.

By:	/S/ FRED W. RICKERT
Print:	Fred W. Rickert
Its:	Vice President/Treasurer

By:	/S/ ADELE H. SUMIDA
Print:	Adele H. Sumida
Its:	Controller & Secretary